Exhibit 10.3

SUBSCRIPTION AGREEMENT

To: Starwood Credit Real Estate Income Trust
2340 Collins Avenue
Miami Beach, FL 33139

Re: Subscription Agreement for the Purchase of Class E Common Shares of Beneficial Interest (this “Subscription Agreement”)

Starwood Real Estate Income Holdings, L.P., a Delaware limited partnership (“Starwood RE Income Holdings”), or any entity that is controlled by, controls or is under common control with Starwood RE Income Holdings and any of their respective predecessor entities (collectively, “Starwood Capital”), as of the 13th day of November, 2023, agrees, from time to time, to purchase a number of Class E common shares of beneficial interest, par value $0.01 per common share (the “Class E Shares”), of Starwood Credit Real Estate Income Trust, a Maryland statutory trust (the “Trust”), in an aggregate amount of not less than $150 million (the “Commitment”), pursuant to the terms and conditions of this Subscription Agreement. Each of the Trust and Starwood Capital agree that, to the extent the Class E shares are not yet designated under the Trust’s organizational documents as of the date of any Capital Contribution (as defined below), the Trust shall issue common shares to Starwood Capital, which shall subsequently be reclassified as Class E Shares in connection with such designation at a later date.

Starwood Capital acknowledges that the Trust will not register the issuance of the Class E Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (the “State Acts”) in reliance upon exemptions from registration contained in the Securities Act and the State Acts, and that the Trust relies upon these exemptions, in part, because of Starwood Capital’s representations, warranties and agreements contained in this Subscription Agreement.

The parties hereto represent, warrant and agree as follows:

1.
Starwood Capital hereby agrees, from time to time, to purchase from the Trust an aggregate of not less than $150 million in Class E Shares, subject to the following additional provisions:
a.
The Trust shall provide at least five (5) business days, or such shorter period upon the consent of Starwood Capital, prior notice (each, a “Contribution Notice”) when the Trust requires a capital contribution from Starwood Capital pursuant to this Subscription Agreement (a “Capital Contribution”). The Contribution Notice shall include the amount of the Capital Contribution (the “Capital Contribution Amount”) and the date by which such amount shall be paid to the Trust (the “Contribution Date”).
b.
Starwood Capital shall make all Capital Contributions pursuant to the terms of this Subscription Agreement in U.S. dollars by wire transfer of immediately available funds on the applicable Contribution Date.
c.
In exchange for each Capital Contribution pursuant to the terms of this Subscription Agreement, the Trust shall issue to Starwood Capital a number of Class E Shares equal to the applicable Capital Contribution Amount divided by a per Class E Share price equal to either (i) where the Trust has not yet calculated a net asset value (“NAV”) per share of the Class E Shares, a Class E Share price equal to $20.00 or (ii) after the date on which the Trust calculates a NAV per share of the Class E Shares, a Class E Share price equal to the most recently determined NAV per share of the Class E Shares immediately prior to the Contribution Date, as determined by Starwood Credit Advisors, L.L.C., the Trust’s investment advisor, and consistent with the valuation procedures described in the Trust’s Private Placement

Memorandum in connection with its continuous private offering (as amended and/or supplemented from time to time, the “Private Placement Memorandum”).
2.
Starwood Capital hereby represents and warrants to the Trust as follows:
a.
Starwood Capital has carefully read this Subscription Agreement and, to the extent it believes necessary, has discussed with its counsel the representations, warranties and agreements that it makes by signing this Subscription Agreement and acknowledges and agrees to all of the limitations set forth herein relating to the repurchase by the Trust of such Class E Shares.
b.
Starwood Capital is a legal entity duly organized, validly existing and in good standing under the laws of the state, commonwealth or other jurisdiction wherein it was organized or established. Starwood Capital has all requisite power and authority to purchase the Class E Shares, execute and deliver this Subscription Agreement and to perform all of the obligations required to be performed by Starwood Capital hereunder, and such purchase and performance will not violate or contravene any law, rule or regulation binding on or applicable to Starwood Capital or any investment guideline or restriction applicable to Starwood Capital. The person executing this Subscription Agreement on behalf of Starwood Capital is duly authorized to do so in the capacity in which such person is executing this Subscription Agreement. This Subscription Agreement and any other documents executed and delivered by Starwood Capital in connection herewith have been duly authorized, executed, and delivered by Starwood Capital, and are the legal, valid, and binding obligations of Starwood Capital, enforceable against Starwood Capital in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.
c.
Starwood Capital is purchasing the Class E Shares for its own account, with the intention of holding the Class E Shares for investment and with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Class E Shares. Starwood Capital will not make any sale, transfer or other disposition of the Class E Shares without registration under the Securities Act and the State Acts unless an exemption from registration is available under the Securities Act and the State Acts. Starwood Capital acknowledges that Starwood Capital and its affiliates have no right to require the Trust or any other party to seek such registration of the Class E Shares. Starwood Capital acknowledges that the Trust has no obligation to comply with the conditions of Rule 144 promulgated under the Securities Act or to take any other action necessary in order to make available any exemption for the resale of the Class E Shares without registration. Starwood Capital further acknowledges that the Class E Shares will be subject to significant restrictions on transferability and ownership as set forth from time to time in the Trust’s Declaration of Trust (as amended from time to time, the “Declaration of Trust”).
d.
Starwood Capital is familiar with the business in which the Trust is or will be engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the type that it is agreeing to undertake in this Subscription Agreement; it is fully aware of the problems and risks involved in making investments of this type; and it is capable of evaluating the merits and risks of such investments.
e.
Starwood Capital is not relying on any communication (written or oral) of the Trust or any of their respective affiliates as investment or tax advice or as a recommendation to purchase the Class E Shares. Starwood Capital acknowledges that no U.S. federal or state or non-U.S. agency has passed upon the merits or risks of an investment in the Class E Shares or made any finding or determination concerning the fairness or advisability of an investment in the Class E Shares.

f.
Starwood Capital has such knowledge, skill and experience in business, financial and investment matters that Starwood Capital is capable of evaluating the merits and risks of an investment in the Class E Shares and making an informed investment decision with respect thereto. Starwood Capital has made an independent legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Class E Shares. Starwood Capital is able to bear the substantial economic risks related to an investment in the Class E Shares for an indefinite period of time, has no need for liquidity in such investment, and can afford a complete loss of such investment.
g.
Starwood Capital is an “accredited investor” as defined in Regulation D under the Securities Act. Starwood Capital agrees to furnish additional information reasonably requested by the Trust to assure compliance with applicable securities laws, rules and regulations in connection with the purchase and sale of the Class E Shares.
h.
Starwood Capital acknowledges that neither the Trust nor any other person offered to sell the Class E Shares by means of, and Starwood Capital is not investing in the Class E Shares as a result of, any form of general solicitation or advertising, including but not limited to: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.
i.
Except as otherwise disclosed to the Trust, Starwood Capital hereby certifies that none of the disqualifying events or conditions (each, a “Rule 506(d) Event”) described in Rule 506(d) under Regulation D promulgated under the Securities Act has occurred or is true as of the date hereof with respect to (a) Starwood Capital or (b) any beneficial owner of Starwood Capital which indirectly holds 20% or more of the total outstanding shares of the Trust. Starwood Capital shall promptly notify the Trust, in the event that, after the date hereof, the foregoing sentence is no longer accurate.
j.
Starwood Capital acknowledges that the Trust will not issue physical certificates for the Class E Shares. Instead, the Class E Shares will be recorded on the books and records of the Trust or the Trust’s transfer agent.
k.
Starwood Capital acknowledges that the representations made by Starwood Capital herein shall be continuing and must be valid as of each Contribution Date. If there is any material change to the facts or circumstances underlying the representations made by Starwood Capital herein such that the representations would become false, inaccurate or misleading, Starwood Capital agrees to promptly notify the Trust of such material change.
3.
The Trust hereby represents and warrants to Starwood Capital as follows:
a.
The Trust is a legal entity duly organized, validly existing and in good standing under the laws of the state of Maryland. The Trust has all requisite power and authority to execute and deliver this Subscription Agreement and to perform all of the obligations required to be performed by it hereunder, and such performance will not violate or contravene any law, rule or regulation binding on or applicable to the Trust. The person executing this Subscription Agreement on behalf of the Trust is duly authorized to do so in the capacity in which such person is executing this Subscription Agreement. This Subscription Agreement and any other documents executed and delivered by the Trust in connection herewith have been duly authorized, executed, and delivered by the Trust and are the legal, valid, and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.

b.
Neither the offer and sale of the Class E Shares nor the execution and delivery by the Trust of, and the performance by the Trust of its respective obligations under, this Subscription Agreement will result in a violation or default of, or the imposition of any lien upon any assets of the Trust or any of its respective subsidiaries pursuant to (a) any provision of applicable law, (b) its organizational documents, (c) the organizational documents, each as amended, of any subsidiary of the Trust, (d) any agreement or other instrument binding upon the Trust or any subsidiary of the Trust or (e) any order any governmental entity, agency or court having jurisdiction over the Trust or any subsidiary of the Trust or any of its assets, except in the case of clauses (a), (c), (d) and (e) for any such violation, default or lien that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Trust’s business, financial condition or results of operations or the Trust’s ability to perform its obligations under this Subscription Agreement.
c.
No consent, approval, authorization, order, registration, qualification or filing of or with any governmental entity by the Trust is required in connection with the transactions contemplated herein, except such as may be required under the Securities Act or State Acts. No consent, approval, or authorization of any other person is required to be obtained by the Trust in connection with the transactions contemplated herein, except for any such consent, approval or authorization that would not reasonably be expected to materially and adversely affect the Trust’s business, financial condition or results of operations or the Trust’s ability to perform its obligations under this Subscription Agreement.
d.
The Class E Shares to be issued pursuant to the terms of this Subscription Agreement will, when issued, paid for and delivered, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and such Class E Shares will be free and clear of all taxes, liens (other than transfer restrictions imposed hereunder, under the Declaration of Trust or by applicable law), preemptive rights, subscription and similar rights.
e.
As of the date hereof, there is no action, suit or proceeding before or by any court or governmental agency or body, now pending, or, to the knowledge of the Trust, threatened against the Trust or any of its respective subsidiaries, which would have a material adverse effect on or would materially and adversely affect the properties or assets of the Trust or which might materially and adversely affect the Trust’s ability to perform its obligations under this Subscription Agreement.
f.
The Trust acknowledges that the representations made by it herein shall be continuing and must be valid as of each Contribution Date.
4.
The Class E Shares purchased by Starwood Capital described herein shall be subject to the following repurchase terms:
a.
Subject to the terms and conditions set forth in this Section 4, Starwood Capital agrees to hold all of the Class E Shares it receives in connection with the Commitment until (i) with respect to Class E Shares issued in respect of the initial $125 million of the Commitment, the earlier of (x) the first date that the Trust’s NAV reaches $1 billion and (y) the second anniversary of the initial closing of the Trust’s continuous private offering, (ii) with respect to Class E shares issued in respect of the Commitment in excess of $125 million, but not greater than $150 million, at least the second anniversary of the initial closing of the Trust’s continuous private offering, and (iii) with respect to any remaining Class E shares (representing purchases exceeding $150 million), at any time following the initial closing of the Trust’s continuous private offering (such dates referred to in (i) - (iii), collectively, the “Applicable Liquidity Date”).

b.
Following the Applicable Liquidity Date, Starwood Capital may, from time to time, request to have such Class E Shares repurchased by the Trust (each a “Starwood Repurchase”) at a price per share equal to the most recently determined NAV per Class E Share as of the repurchase date.
c.
The Class E Shares issued in connection with the Commitment are not eligible for repurchase pursuant to the Trust’s share repurchase plan as described in the Private Placement Memorandum (as amended from time to time, the “Share Repurchase Plan”) and are not therefore subject to the quarterly limitation or the early repurchase deduction as described therein.
d.
For so long as Starwood Capital or its affiliate acts as investment advisor to the Trust, the Trust shall not effect any Starwood Repurchase with respect to any quarter in which either (i) the full amount of all common shares of the Trust requested to be repurchased under the Share Repurchase Plan are not repurchased or (ii) the Share Repurchase Plan has been suspended.
e.
Should any Starwood Repurchase, in the Trust’s judgment, place an undue burden on the Trust’s liquidity, adversely affect the Trust’s operations or risk having an adverse impact on the Trust as a whole, the Trust may elect not to redeem or repurchase from Starwood Capital, or may offer to purchase or redeem less than the amount of the Starwood Repurchase.
f.
The Trust may in its sole discretion determine to suspend repurchases under this Subscription Agreement if it is prohibited from repurchasing the Class E Shares by a legal, contractual or regulatory restriction applicable to it or its affiliates.
g.
For so long as Starwood Capital or its affiliate acts as investment advisor to the Trust, Starwood Capital will not request that Class E Shares issued in respect of the Commitment be repurchased under the Share Repurchase Plan.
5.
The principal office of Starwood Capital is at the address shown under its signature on the signature page of this Subscription Agreement.
6.
This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions therein.
7.
This Subscription Agreement contains the entire agreement between the parties with respect to the subject matter thereof. The provisions of this Subscription Agreement may not be modified or waived except in a writing signed by both parties.
8.
This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. The parties hereto may not assign any of their respective rights or interests in and under this Subscription Agreement without the prior written consent of the other party, and any attempted assignment without such consent shall be void and without effect.
9.
If any part of this Subscription Agreement is held by a court of competent jurisdiction to be unenforceable, illegal or invalid, the balance of this Subscription Agreement shall remain in effect and unaffected by such unenforceability, illegality or invalidity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first above written.

STARWOOD CAPITAL:

Starwood Real Estate Income Holdings, L.P., a Delaware limited partnership

BY: Starwood Real Estate Income Holdings GP, L.L.C., its general partner

By: /s/ Nick Antonopoulos
Name: Nick Antonopoulos
Title: Chief Financial Officer and Treasurer
Address: 2340 Collins Avenue
Miami Beach, FL 33139
EIN: 82-2118398

Acknowledged by:

THE TRUST:

STARWOOD CREDIT REAL ESTATE INCOME TRUST, a Maryland statutory trust

By: /s/ John P. McCarthy
Name: John P. McCarthy
Title: Chairperson of the Board

[Signature Page to Starwood Subscription Agreement]